UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 6, 2021
CANTALOUPE, INC.
(Exact name of registrant as specified in its charter)
Pennsylvania	001-33365	23-2679963
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

100 Deerfield Lane, Suite 300
Malvern, Pennsylvania		19355
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: 610-989-0340
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CTLP	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On  and effective August 6, 2021, the Board of Directors of Cantaloupe, Inc. (the “Company”) approved the Company’s Second Amended and Restated Bylaws (the “Amended Bylaws”).  The Amended Bylaws include a new Article III, Section 3.04 to permit a shareholder, or a group of up to twenty shareholders, owning three percent (3%) or more of the outstanding shares of the Company’s common stock continuously for at least three years, to nominate and include in the Company’s annual meeting proxy materials director nominees constituting up to the greater of two nominees or twenty percent (20%) of the Board, subject to certain limitations and provided that the requirements set forth in the Amended Bylaws are satisfied. The Amended Bylaws also remove certain limitations on shareholders’ ability to call a special meeting and clarify that, consistent with the Company’s Articles of Incorporation, shareholder action by written consent must be unanimous. The Amended Bylaws also include certain technical, ministerial and clarifying changes.
The foregoing summary of the Amended Bylaws is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Amended Bylaws filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.
Exhibit No.	Description
3.1	Second Amended and Restated Bylaws of Cantaloupe, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CANTALOUPE, INC.

	By:	/s/ Davina Furnish
Name: Davina Furnish
Title: General Counsel and Secretary
Dated: August 10, 2021